Exhibit 5.1

October 9, 2009

NSTAR

NSTAR Electric Company

800 Boylston Street

Boston, MA 02199

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of debt securities (the “Debt Securities”) of NSTAR, a Massachusetts voluntary association and NSTAR Electric Company, a Massachusetts corporation (the “Company”) and a wholly-owned subsidiary of NSTAR.

The Registration Statement registers Debt Securities that may be offered and sold by NSTAR and/or the Company. The Debt Securities of NSTAR are to be issued under an Indenture (the “ NSTAR Indenture”) between the NSTAR and The Bank of New York Mellon Trust Company N.A. (as successor to Bank One Trust Company, N.A.), as trustee (the “Trustee”). The Debt Securities of the Company are to be issued under an Indenture (the “Company Indenture”) between the Boston Edison (now known as NSTAR Electric Company) and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company), as trustee (the “Trustee”). Certain terms of the Debt Securities remain to be fixed in accordance with the resolutions of the Board of Trustees of NSTAR and/or the Board of Directors of the Company.

We have acted as counsel for NSTAR and the Company in connection with the proposed issue and sale of the Debt Securities, and the preparation and filing of the Registration Statement. For purposes of this opinion, we have examined and relied upon the information set forth in the Registration Statement and such other documents, records, certificates and other instruments as we have deemed necessary.

We express no opinion as to the applicability of, compliance with or effect of federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts.

Based upon the foregoing, we are of the opinion that:

When the Registration Statement relating to the Debt Securities filed with the Commission under the Act has been declared effective, when the terms of the Debt Securities of NSTAR and their issuance and sale have been duly established in conformity with the NSTAR Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on NSTAR, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over NSTAR, and when the Debt Securities have been executed and authenticated in accordance with the NSTAR Indenture and issued and sold as contemplated in the Registration Statement, and if all of the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by NSTAR’s Board of Trustees, or a duly authorized committee thereof, the Debt Securities of NSTAR will constitute valid and legally binding obligations of NSTAR, and the Debt Securities of NSTAR will be entitled to the benefits provided by the NSTAR Indenture together with any other series of Debt Securities thereof and which may hereafter be issued thereunder pursuant to the terms thereof, except that enforcement of the rights and remedies created thereby is subject to bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally, as may from time to time be in effect, and by the availability of specific performance or of injunctive relief, which is subject to the discretion of the court before which any proceeding may be brought.

When the Registration Statement relating to the Debt Securities filed with the Commission under the Act has been declared effective, when the terms of the Debt Securities of the Company and their issuance and sale have been duly established in conformity with the Company Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been executed and authenticated in accordance with the Company Indenture and issued and sold as contemplated in the Registration Statement, and if all of the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Debt Securities of the Company will constitute valid and legally binding obligations of the Company, and the Debt Securities of the Company will be entitled to the benefits provided by the Company Indenture together with any other series of Debt Securities thereof and which may hereafter be issued thereunder pursuant to the terms thereof, except that enforcement of the rights and remedies created thereby is subject to bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally, as may from time to time be in effect, and by the availability of specific performance or of injunctive relief, which is subject to the discretion of the court before which any proceeding may be brought

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name in each related prospectus under the caption “Validity of Securities” or under a similar caption. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

It is understood that this opinion is to be used only in connection with the offer and sale of the Debt Securities while the Registration Statement is in effect.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP

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